                                                                     Exhibit 4.2


                         SUNSTONE HOTEL INVESTORS, INC.
                            1994 STOCK INCENTIVE PLAN
                          NOTICE OF ISSUANCE OF WARRANT

        Notice is hereby given of the issuance to the individual named below (the "Holder") of the following warrant (the "Warrant") to purchase shares of the Common Stock of Sunstone Hotel Investors, Inc. (the "Corporation"):

        HOLDER:

        WARRANT ISSUE DATE: September 25, 1998

        EXERCISE PRICE: $______ per share

        NUMBER OF WARRANT SHARES: ________ shares

        EXPIRATION DATE: September 24, 2003

                EXERCISE DATE: The Warrant shall become exercisable for all of the Warrant Shares on October 25, 1999 and shall remain so exercisable until the Expiration Date. All Warrant Shares purchased upon the exercise of the Warrant shall be fully vested.

        Holder agrees to be bound by the terms and conditions of the Warrant as set forth in the Warrant Agreement attached hereto as Exhibit A. Holder hereby acknowledges receipt of a copy of the Prospectus for the Warrant in the form attached hereto as Exhibit B. Holder further understands and agrees that the Warrant is granted subject to and in accordance with the express terms and conditions of the Sunstone Hotel Investors, Inc. 1994 Stock Incentive Plan (the "Plan").

        NO EMPLOYMENT OR SERVICE CONTRACT. Nothing in this Notice of Issuance, the attached Warrant Agreement or the Plan shall confer upon Holder any right to continue in the employment or other service of the Corporation, Sunstone Hotel Properties, Inc. (the "Lessee") (or any parent or subsidiary of either such entity) for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation or the Lessee (or any parent or subsidiary of such entity employing or retaining Holder) or Holder, which rights are hereby expressly reserved by each, to terminate Holder's employment or other service at any time for any reason whatsoever, with or without cause.

        DEFINITIONS. All capitalized items in this Notice shall have the meaning assigned to them in this Notice or in the attached Warrant Agreement.

____________________, 1998

                                        SUNSTONE HOTEL INVESTORS, INC.



                                        By:
                                           -------------------------------------

                                        Title:
                                              ----------------------------------


                                           -------------------------------------



                                        By:
                                           -------------------------------------
                                           HOLDER




ATTACHMENTS:

Exhibit A:     Warrant Agreement

Exhibit B:     Warrant Prospectus dated May 10, 1999

                                    EXHIBIT A
                                  TO NOTICE OF
                               ISSUANCE OF WARRANT
                            FORM OF WARRANT AGREEMENT

                         SUNSTONE HOTEL INVESTORS, INC.

                            1994 STOCK INCENTIVE PLAN

                                WARRANT AGREEMENT


                                   WITNESSETH:

RECITALS

                (a) The Corporation's Board of Directors (the "Board") has adopted the Corporation's 1994 Stock Incentive Plan (the "Plan") for the purpose of attracting and retaining the services of employees (including officers and directors), and consultants and other advisors (and their respective employees).

                (b) The Corporation previously granted to Holder a stock option (the "Option") under the Plan to purchase shares of the Corporation's Common Stock (the "Common Stock").

                (c) Holder has surrendered the Option to the Corporation for cancellation, and in replacement of such cancelled Option, the Compensation Committee of the Board, acting in its capacity as Plan Administrator of the Plan, has approved the issuance to Holder of a warrant to purchase the number of shares of Common Stock equal to the number of shares of Common Stock subject to such Option. The warrant shall have an exercise price per share equal to the exercise price per share in effect under of the Option immediately prior to cancellation, and this Agreement is executed pursuant to, and is intended to carry out the purposes of the Plan in connection with the issuance of such warrant.

                (d) The Plan Administrator has approved the assignment of this warrant by Holder to certain service providers of Sunstone Hotel Properties, Inc. (the "Lessee") in consideration of the surrender by such individuals to the Lessee of their outstanding stock appreciation rights under the Lessee's 1996 Stock Appreciation Rights Plan (the "SAR Plan").

        NOW, THEREFORE, it is hereby agreed as follows:

I. ISSUANCE OF WARRANT. SUBJECT TO AND UPON THE TERMS AND CONDITIONS SET FORTH IN THIS AGREEMENT, THE CORPORATION HEREBY ISSUES TO HOLDER AS OF SEPTEMBER 25, 1998 (THE "ISSUE DATE"), A WARRANT (THE "WARRANT") TO PURCHASE UP TO THAT NUMBER OF SHARES OF COMMON STOCK (THE "WARRANT SHARES") AS IS SPECIFIED IN THE ACCOMPANYING NOTICE OF ISSUANCE OF WARRANT (THE "NOTICE OF ISSUANCE") AT THE EXERCISE PRICE PER WARRANT SHARE (THE "EXERCISE PRICE") SPECIFIED IN THE NOTICE OF ISSUANCE.

II. WARRANT EXERCISABILITY AND TERM. THE WARRANT SHALL BECOME EXERCISABLE ON OCTOBER 25, 1999, SUBJECT TO ACCELERATION PURSUANT TO THE PROVISIONS OF PARAGRAPH 4 OF THIS AGREEMENT, AND SHALL REMAIN EXERCISABLE UNTIL THE CLOSE OF BUSINESS ON SEPTEMBER 24, 2003 (THE "EXPIRATION DATE") UNLESS SOONER TERMINATED IN ACCORDANCE WITH SUCH PARAGRAPH 4.

III. LIMITED TRANSFERABILITY. THE WARRANT SHALL BE TRANSFERABLE OR ASSIGNABLE BY HOLDER TO CERTAIN SERVICE PROVIDERS OF THE LESSEE WHO AGREE TO SURRENDER TO THE LESSEE THEIR OUTSTANDING STOCK APPRECIATION RIGHTS UNDER THE SAR PLAN IN EXCHANGE FOR SUCH ASSIGNMENT OF HOLDER'S INTEREST IN THE WARRANT. THE ASSIGNED PORTION SHALL BE EXERCISABLE ONLY BY THE PERSON OR PERSONS WHO ACQUIRE A PROPRIETARY INTEREST IN THE WARRANT PURSUANT TO SUCH ASSIGNMENT OR THE LEGAL REPRESENTATIVES OF THEIR ESTATE, WITH EACH SUCH PERSON THEREAFTER TO BE TREATED AS A HOLDER FOR PURPOSES OF THIS AGREEMENT. THE TERMS APPLICABLE TO THE ASSIGNED PORTION SHALL BE THE SAME AS THOSE IN EFFECT FOR THE WARRANT IMMEDIATELY PRIOR TO SUCH ASSIGNMENT. TO THE EXTENT THE WARRANT IS NOT SO ASSIGNED TO SERVICE PROVIDERS OF THE LESSEE, THE WARRANT SHALL BE TRANSFERABLE OR ASSIGNABLE ONLY PURSUANT TO HOLDER'S WILL OR BY THE LAWS OF DESCENT AND DISTRIBUTION FOLLOWING HOLDER'S DEATH AND MAY BE EXERCISED, DURING HOLDER'S LIFETIME, ONLY BY HOLDER.

IV.     SPECIAL ACCELERATION EVENTS.

        A. In the event of any of the following stockholder-approved transactions to which the Corporation is a party (a "Corporate Transaction"):

                1. a merger or consolidation in which the Corporation is not the surviving entity, except for a transaction the principal purpose of which is to change the state in which the Corporation is incorporated,

                2. the sale, transfer or other disposition of all or substantially all of the assets of the Corporation in complete liquidation or dissolution of the Corporation, or

                3. any reverse merger in which the Corporation is the surviving entity but in which securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such merger, the Warrant, to the extent outstanding but not otherwise fully exercisable at the time of such Corporate Transaction, shall automatically accelerate so that such warrant shall, immediately prior to the effective date of such Corporate Transaction, become fully exercisable with respect to all of the Warrant Shares and may be exercised for any or all such Warrant Shares as fully vested shares of Common Stock.

        B. Immediately following the consummation of the Corporate Transaction, the Warrant shall terminate and cease to remain outstanding, except to the extent assumed by the successor corporation or parent thereof.

        C. In the event of any of the following transactions effecting a change in ownership of the Lessee (a "Lessee Change in Ownership"):

                1. a merger or consolidation in which securities possessing more than fifty percent (50%) of the total combined voting power of the Lessee's outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such transaction,

                2. the sale, transfer or other disposition of all or substantially all of the Lessee's assets in complete liquidation or dissolution of the Lessee, or

                3. the sale, transfer or other disposition for value, by one or more security holders of the Lessee, of securities possessing more than fifty percent (50%) of the total combined voting power of the Lessee's outstanding securities in a single transaction or a series of related transactions, the Warrant, to the extent outstanding but not otherwise fully exercisable at the time of such Lessee Change in Ownership, shall automatically accelerate so that such warrant shall, immediately prior to the effective date of such change in ownership, become fully exercisable with respect to all of the Warrant Shares and may be exercised for any or all such Warrant Shares as fully vested shares of Common Stock.

        D. In the event the Lessee completes an initial public offering of its Common Stock yielding net proceeds of at least $15 million, the Warrant, to the extent outstanding but not otherwise fully exercisable at the time of such offering, shall automatically accelerate so that such warrant shall, immediately upon completion of such offering, become fully exercisable with respect to all of the Warrant Shares and may be exercised for any or all such Warrant Shares as fully vested shares of Common Stock.

        E. This Agreement shall in no way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

V.      ADJUSTMENT IN WARRANT SHARES.

        A. In the event any change is made to the Common Stock issuable under the Plan by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class effected without the Corporation's receipt of consideration, the Plan Administrator shall make appropriate adjustments to (i) the number and/or class of securities subject to the Warrant and (ii) the Exercise Price payable per warrant share in order to prevent any dilution or enlargement of rights and benefits hereunder. Such adjustments shall be final, binding and conclusive.

        B. If the Warrant is to be assumed in connection with a Corporate Transaction under Paragraph 4, then the Warrant shall, immediately after such Corporate Transaction, be appropriately adjusted to apply and pertain to the number and class of securities which would have been issued to Holder in the consummation of such Corporate Transaction had the Warrant been exercised immediately prior to such Corporate Transaction. Appropriate adjustments shall also be made to the Exercise Price payable per share, provided the aggregate Exercise Price payable hereunder shall remain the same.

VI. PRIVILEGE OF STOCK OWNERSHIP. THE HOLDER OF THIS WARRANT SHALL NOT HAVE ANY OF THE RIGHTS OF A STOCKHOLDER WITH RESPECT TO THE WARRANT SHARES UNTIL SUCH INDIVIDUAL SHALL HAVE EXERCISED THE WARRANT, PAID THE EXERCISE PRICE AND BECOME THE RECORD HOLDER OF THE PURCHASED WARRANT SHARES.

VII.    MANNER OF EXERCISING WARRANT.

        A. In order to exercise the Warrant with respect to all or any part of the Warrant Shares for which the Warrant is at the time exercisable, Holder (or in the case of exercise after Holder's death, Holder's executor, administrator, heir or legatee, as the case may be) must take the following actions:

                a. Deliver to the Secretary of the Corporation a notice of exercise in the form attached hereto as Exhibit I (the "Exercise Notice") for the Warrant Shares for which the Warrant is exercised.

                b. Pay the aggregate Exercise Price for the purchased shares in one or more of the following alternative forms:

                        (i) cash or check made payable to the Corporation's order;

                        (ii) shares of Common Stock held for the requisite period necessary to avoid a charge to the Corporation's earnings for financial reporting purposes and valued at Fair Market Value on the Exercise Date (as such terms are defined below); or

                        (iii) through a broker-dealer sale and remittance procedure pursuant to which Holder shall provide concurrent irrevocable instructions (i) to a Corporation-designated brokerage firm to effect the immediate sale of the purchased shares and remit to the Corporation, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate Exercise Price payable for the purchased shares plus all applicable Federal, state and local income and employment taxes required to be withheld in connection with such purchase and (ii) to the Corporation to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale transaction.

                c. Furnish to the Corporation appropriate documentation that the person or persons exercising the Warrant (if other than Holder) have the right to exercise the Warrant.

                d. Execute and deliver to the Corporation such written representations as may be requested by the Corporation in order for it to comply with the applicable requirements of Federal and state securities laws.

                e. Make appropriate arrangements with the Corporation (or parent or subsidiary employing or retaining Holder) for the satisfaction of all Federal, state and local income and employment tax withholding requirements applicable to the warrant exercise.

        B. For purposes of this Agreement, the Exercise Date shall be the date on which the executed Notice of Exercise shall have been delivered to the Secretary of the Corporation. Except to the extent the sale and remittance procedure specified above is utilized in connection with the warrant exercise, payment of the Exercise Price for the purchased shares must accompany such Notice of Exercise.

        C. For all valuation purposes under this Agreement, the Fair Market Value per share of Common Stock on any relevant date shall be determined in accordance with the following provisions:

                a. If the Common Stock is at the time traded on the Nasdaq National Market, the Fair Market Value shall be the closing selling price per share on the date in question, as such price is reported by the National Association of Securities Dealers on the Nasdaq National Market. If there is no reported closing selling price for the Common Stock on the date in question, then the closing selling price on the last preceding date for which such quotation exists shall be determinative of Fair Market Value.

                b. If the Common Stock is at the time listed or admitted to trading on any national securities exchange, then the Fair Market Value shall be the closing selling price per share on the date in question on the securities exchange determined by the Plan Administrator to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange. If there is no reported sale of Common Stock on such exchange on the date in question, then the Fair Market Value shall be the closing selling price on the exchange on the last preceding date for which such quotation exists.

        D. As soon as practical after the Exercise Date, the Corporation shall issue to or on behalf of Holder (or any other person or persons exercising the Warrant in accordance herewith) a certificate or certificates representing the purchased Warrant Shares.

        E. In no event may the Warrant be exercised for any fractional shares.

VIII. NO EMPLOYMENT/SERVICE CONTRACT. NOTHING IN THIS AGREEMENT OR IN THE PLAN SHALL CONFER UPON HOLDER ANY RIGHT TO CONTINUE IN THE EMPLOYMENT OR OTHER SERVICE OF THE CORPORATION OR THE LESSEE (OR ANY PARENT OR SUBSIDIARY OF EITHER SUCH ENTITY EMPLOYING OR RETAINING HOLDER) FOR ANY PERIOD OF SPECIFIC DURATION OR INTERFERE WITH OR OTHERWISE RESTRICT IN ANY WAY THE RIGHTS OF ANY SUCH EMPLOYER ENTITY OR HOLDER, WHICH RIGHTS ARE HEREBY EXPRESSLY RESERVED BY EACH PARTY, TO TERMINATE HOLDER'S EMPLOYMENT OR OTHER SERVICE AT ANY TIME FOR ANY REASON WHATSOEVER, WITH OR WITHOUT CAUSE.

IX. COMPLIANCE WITH LAWS AND REGULATIONS. THE EXERCISE OF THE WARRANT AND THE ISSUANCE OF WARRANT SHARES UPON SUCH EXERCISE SHALL BE SUBJECT TO COMPLIANCE BY THE CORPORATION AND HOLDER WITH ALL APPLICABLE REQUIREMENTS OF LAW RELATING THERETO AND WITH ALL APPLICABLE REGULATIONS OF ANY SECURITIES EXCHANGE (OR THE NASDAQ NATIONAL MARKET, IF APPLICABLE) ON WHICH SHARES OF THE COMMON STOCK MAY BE LISTED AT THE TIME OF SUCH EXERCISE AND ISSUANCE.

X. SUCCESSORS AND ASSIGNS. EXCEPT TO THE EXTENT OTHERWISE PROVIDED IN PARAGRAPHS 3 AND 4, THE PROVISIONS OF THIS AGREEMENT SHALL INURE TO THE BENEFIT OF, AND BE BINDING UPON, THE SUCCESSORS, ADMINISTRATORS, HEIRS AND LEGAL REPRESENTATIVES OF HOLDER AND THE SUCCESSORS AND ASSIGNS OF THE CORPORATION.

XI. LIABILITY OF CORPORATION. THE INABILITY OF THE CORPORATION TO OBTAIN APPROVAL FROM ANY REGULATORY BODY HAVING AUTHORITY DEEMED BY THE CORPORATION TO BE NECESSARY TO THE LAWFUL ISSUANCE AND SALE OF ANY COMMON STOCK PURSUANT TO THE WARRANT SHALL RELIEVE THE CORPORATION OF ANY LIABILITY WITH RESPECT TO THE NON-ISSUANCE OR SALE OF THE COMMON STOCK AS TO WHICH SUCH APPROVAL SHALL NOT HAVE BEEN OBTAINED. THE CORPORATION, HOWEVER, SHALL USE ITS BEST EFFORTS TO OBTAIN ALL SUCH APPROVALS.

XII. NOTICES. ANY NOTICE REQUIRED TO BE GIVEN OR DELIVERED TO THE CORPORATION UNDER THE TERMS OF THIS AGREEMENT SHALL BE IN WRITING AND ADDRESSED TO THE CORPORATION IN CARE OF THE CORPORATE SECRETARY AT THE CORPORATION'S PRINCIPAL OFFICES AT 115 CALLE DE INDUSTRIAS, SUITE 201, SAN CLEMENTE, CALIFORNIA 92672. ANY NOTICE REQUIRED TO BE GIVEN OR DELIVERED TO HOLDER SHALL BE IN WRITING AND ADDRESSED TO HOLDER AT THE ADDRESS INDICATED ON THE NOTICE OF ISSUANCE. ALL NOTICES SHALL BE DEEMED TO HAVE BEEN GIVEN OR DELIVERED UPON PERSONAL DELIVERY OR UPON DEPOSIT IN THE U.S. MAIL, BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID AND PROPERLY ADDRESSED TO THE PARTY TO BE NOTIFIED.

XIII. CONSTRUCTION. THIS AGREEMENT AND THE WARRANT EVIDENCED HEREBY ARE MADE AND GRANTED PURSUANT TO THE PLAN AND ARE IN ALL RESPECTS LIMITED BY AND SUBJECT TO THE EXPRESS TERMS AND PROVISIONS OF THE PLAN. HOWEVER, SHOULD THERE BE ANY CONFLICT BETWEEN THE PROVISIONS OR INTERPRETATION OF THE WARRANT AGREEMENT AND THE PLAN, THE WARRANT AGREEMENT SHALL CONTROL. ALL DECISIONS OF THE PLAN ADMINISTRATOR WITH RESPECT TO ANY QUESTION OR ISSUE ARISING UNDER THE PLAN OR THIS AGREEMENT SHALL BE CONCLUSIVE AND BINDING ON ALL PERSONS HAVING AN INTEREST IN THE WARRANT.

XIV. GOVERNING LAW. THE INTERPRETATION, PERFORMANCE AND ENFORCEMENT OF THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF CALIFORNIA, AS SUCH LAWS ARE APPLIED TO CONTRACTS ENTERED INTO AND PERFORMED IN SUCH STATE, WITHOUT RESORT TO THAT STATE'S CONFLICT-OF-LAWS RULES.

                         EXHIBIT I TO WARRANT AGREEMENT
                      FORM OF NOTICE OF EXERCISE OF WARRANT


        I hereby notify Sunstone Hotel Investors, Inc. (the "Corporation") that I elect to purchase _________ shares of the Corporation's Common Stock (the "Purchased Shares") at the warrant exercise price of $_______ per share (the "Exercise Price") pursuant to that certain warrant (the "Warrant") granted to me under the Corporation's 1994 Stock Incentive Plan on September 25, 1998.

        Concurrently with the delivery of this Exercise Notice to the Corporation, I shall hereby pay to the Corporation the Exercise Price for the Purchased Shares in accordance with the provisions of my agreement with the Corporation (or other documents) evidencing the Warrant and shall deliver whatever additional documents may be required by such agreement as a condition for exercise. Alternatively, I may utilize the special broker-dealer sale and remittance procedure specified in my agreement to effect payment of the Exercise Price.

___________________, 199__
Date
                                        Holder
                                              ----------------------------------

Print name in exact manner it           Address:
is to appear on the stock                     ----------------------------------
certificate:
                                              ----------------------------------

                                              ----------------------------------


Address to which certificate from
address above:                                ----------------------------------

                                              ----------------------------------

                                              ----------------------------------

Social Security Number:
                                              ----------------------------------

                                    EXHIBIT B


                         WARRANT SUMMARY AND PROSPECTUS
                               DATED MAY __, 1999


                        [FINAL PROSPECTUS TO BE ATTACHED]